DIRECTOR INDEMNIFICATION AGREEMENT

DIRECTOR INDEMNIFICATION AGREEMENT (this "Agreement") dated as of December 4, 2006, by and between Direct General Corporation (the "Company"), a Tennessee corporation, and ____________________ ("Indemnitee"):

WHEREAS, the Indemnitee is provided indemnification pursuant to the Tennessee Business Corporation Act and the Charter and Bylaws of the Company;

WHEREAS, the Board of Directors of the Company (the "Board") has authorized entering into a Director Indemnification Agreement with each of the members of the Board; and

WHEREAS, it is reasonable and prudent for the Company contractually to obligate itself to indemnify each member of the Board;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Services by Indemnitee; Notice of Proceeding.

(a)  Services.  Indemnitee may at any time and for any reason resign from the Board or any permanent or temporary committee thereof.

(b)  Notice of Proceeding.  Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses (as defined below) covered by this Agreement.

2.  Indemnification.

(a)  General.  The Company shall indemnify and advance Expenses to Indemnitee in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, direct or derivative, other than one initiated directly by Indemnitee, and which arises out of or is related to service by Indemnitee as a member of the Board or any permanent or temporary committee thereof and to which Indemnitee is or is threatened to be made a party (a "Proceeding"). "Expenses" shall mean all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, reasonable and necessary travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding, for which reasonable and appropriate documentation is presented to the Company in accordance with the Company's standard policies and procedures for submission and reimbursement of business expenses.

(b)  Proceedings.  Subject to the terms and conditions of this Agreement, the Company shall indemnify Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlements actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein. The Company may through counsel of its choosing participate with Indemnitee in the defense in a claim in any Proceeding. If the Company elects to participate with Indemnitee in the defense a claim, the Company shall be responsible for the costs of its legal counsel. Indemnitee shall not agree to or enter into any settlement or consent decree with respect to any claim without providing the Company with prior written notice.

(c)  Indemnification for Expenses As a Witness.  To the extent that Indemnitee is a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

3.  Advancement of Expenses.  The Company shall advance all reasonable Expenses which were incurred by or on behalf of Indemnitee in connection with any Proceeding within 30 days after the receipt by the Company of a statement from Indemnitee requesting such advance, provided the statement is accompanied by appropriate documentation of such Expenses in accordance with the Company's usual policies for reimbursement of business expenses. An advance may be requested at any time prior to, during or after final disposition of such Proceeding.

4.  Entitlement to Indemnification.

(a)  Request.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request for indemnification, including such information as is reasonably available to Indemnitee to demonstrate that Indemnitee is entitled to indemnification, and including invoices or other appropriate support for the amount claimed in accordance with the Company's standard policies for of reimbursement of business expenses.

(b)  Payment.  Unless the procedures set forth in Section 6 of this Agreement are invoked by the Company or unless Indemnitee shall permit the Company to defer payment, payment to Indemnitee shall be made within 30 days after receipt of such written request and invoices or other support as provided in Section 4(a), above.

5.  Presumptions and Effect of Certain Proceedings.

(a)  Burden of Proof.  In making a determination with respect to entitlement to Indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)  Effect of Other Proceedings.  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement, the Tennessee Business Corporation Act, as such may be amended from time to time, or by the Charter or Bylaws of the Company in effect on the date of this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith or violated the duty of loyalty.

(c)  Reliance as Safe Harbor.  For purposes of any determination of good faith by the Company under the Tennessee Business Corporation Act, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board or any permanent or temporary committee thereof or on information or records given or reports made to the Company, the Board or any permanent or temporary committee thereof by an independent certified public accountant, investment banker or other expert selected with reasonable care by the Company, the Board or any permanent or temporary committee thereof. The provisions of this Section 5(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth under applicable law.

(d) Actions of Others.   The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

6.  Remedies of Indemnitee.

(a)  Method of Determination.  If the Company determines not to honor a written request for indemnification, it shall notify Indemnitee within 30 days of receipt of such request (a "Denial Notice"). Within 30 days of delivery of a Denial Notice to Indemnitee, Indemnitee may appeal the denial of indemnity by delivery of written notice (a "Denial Appeal") to the Company invoking its right to have an Independent Counsel consider its right to the indemnification requested. "Independent Counsel" shall mean a law firm, or a member of a law firm, that is experienced in matters of Tennessee corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Independent Counsel shall represent the Board of Directors of the Company and shall be engaged to make a fair, disinterested evaluation of the Indemnitee's right, or lack thereof, to indemnification under the facts being considered by the Board, and shall not be bound by any duty to advocate the position of the Company (notwithstanding that the Company is paying the fees of the Independent Counsel, as provided below). The Independent Counsel shall consider the merits of Indemnitee's written request for indemnification and shall deliver a written opinion to the Board on the matter (with a copy to Indemnitee).

(b)  Selection, Payment, Discharge, of Independent Counsel.  The Independent Counsel shall be selected, paid and discharged in the following manner:

(1)  The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event clause (2) of this Section 6(b) shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.

(2)  If Indemnitee requests that such selection be made by the Board, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

(3)  Following the initial selection described in clauses (1) and (2) of this Section 6(b), Indemnitee or the Company, as the case may be, may, within 15 days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of an "Independent Counsel" as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until (1) a court has determined that such objection is without merit or (2) Indemnitee and the Company later agree in writing that such person may serve as Independent Counsel.

(4)  Either the Company or Indemnitee may petition any court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within 20 days after submission by Indemnitee of a written request for appointment of an Independent Counsel, pursuant to Section 6 (a) of this Agreement. Such petition may request a determination whether an objection to the party's selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under Section 6(a) of this Agreement.

(5)  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c)  Cooperation.  Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(d)  Adjudication.  In the event of a Dispute, Indemnitee shall be entitled to an adjudication in a court of competent jurisdiction of Indemnitee's entitlement to such indemnification or advancement of Expenses. "Dispute" shall mean that any of the following have occurred, and Indemnitee has not agreed in writing to permit the Company to do the following:

(1)  payment of indemnification is not made pursuant to Section 4(a) of this Agreement within 30 days after receipt by the Company of a written request therefor;

(2)  advancement of Expenses is not timely made pursuant to Section 2(b) of this Agreement;

(3)  payment of indemnification is not made within 30 days after a determination has been made that Indemnitee is entitled to indemnification pursuant to Section 6(a) of this Agreement; or

(4)  if the determination of entitlement to be made pursuant to Section 6(a) of this Agreement has not been made within 60 days after receipt by the Company of a Denial Appeal.

(e)  De Novo Review.  In the event that there is a Dispute involving disagreement between Indemnitee and the Company with a determination made by an Independent Counsel pursuant to Section 6(a) of this Agreement concerning Indemnitee's entitlement, or lack thereof, to indemnification, any judicial proceeding commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial on the merits, and neither party shall be prejudiced by reason of the Independent Counsel's determination. In any such proceeding, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(f)  Procedures Valid.  The Company and Indemnitee shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that they are bound by all of the provisions of this Agreement.

(g)  Expenses of Adjudication.  In the event that it is Indemnitee who, pursuant to this Section 6, seeks a judicial adjudication of Indemnitee's rights under, or to recover damages for breach of, this Agreement, and the final ruling in such adjudication is in favor of Indemnitee's claims, then Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually and reasonably incurred by Indemnitee in such adjudication.

7.  Non-exclusivity, Insurance, Subrogation.

(a)  Non-Exclusivity.  The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee prior to such amendment, alteration, rescission or replacement.

(b)  Insurance.  The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise.

(c)  No Duplicative Payment.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

8.  Miscellaneous Provisions.

(a)  Term of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee has ceased to serve as a director, officer, employee, agent or fiduciary of the Company or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 6 of this Agreement relating thereto.

(b)  Counterparts.  This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(c)  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, then such provision shall be deemed modified to the extent required to carry out the intent of this Agreement, and the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

(d)  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors and assigns.

(e)  Modification, Amendment, Waiver or Termination.  No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

(f)  Notices.  All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail or electronic facsimile addressed to the receiving party at the address set forth herein. All such communications shall be effective when received at the address or facsimile number for notice, except for notices sent by U.S. mail, which shall be effective on the third day after deposit in the mail, properly addressed and postage prepaid.

If to the Company: 1281 Murfreesboro Road Nashville, Tennessee 37217 Attention: Ronald F. Wilson	If to the Indemnitee: _______________________ _______________________

Any party may change the address set forth above by notice to each other party given as provided herein.

(g)  Headings.  The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(h)  Governing Law.  ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TENNESSEE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

(i)  Third-Party Benefit.  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

(j)  Jurisdiction and Venue.  THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN TENNESSEE, AND EACH PARTY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUM IS NOT CONVENIENT. IF ANY PARTY COMMENCES ANY ACTION UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT IN ANOTHER JURISDICTION OR VENUE, ANY OTHER PARTY TO THIS AGREEMENT SHALL HAVE THE OPTION OF TRANSFERRING THE CASE TO THE ABOVE-DESCRIBED VENUE OR JURISDICTION OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

(k)  Tennessee Code.  The parties agree that notwithstanding any provision of this Agreement, no indemnification authorized by this Agreement shall be made if the Company proves that such payment is expressly prohibited by the provisions of the Tennessee Business Corporation Act, as such may be amended from time to time, or by the Charter or Bylaws of the Company in effect on the date of this Agreement. This Agreement shall not be deemed to deny Indemnitee the benefit of any future amendment to the Charter or Bylaws of the Company that expands the scope of Indemnitee's rights to indemnification or advancement of Expenses. Any amendment to the Charter or Bylaws of the Company that diminishes the scope of Indemnitee's rights to indemnification or advancement of Expenses shall not diminish Indemnitee's rights under this Agreement.

(l)  Remedies. The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

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IN WITNESS WHEREOF, the parties hereto have executed this Director Indemnification Agreement as of the date set forth in the first paragraph.

DIRECT GENERAL CORPORATION

                                            ______________________________________________
                                            Tammy R. Adair, President

                                            INDEMNITEE

                                            ______________________________________________